SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                     _________________________

                             FORM 8-K

                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 1997


                         AlliedSignal Inc.
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      (Exact name of registrant as specified in its charter)


      Delaware                      1-8974                   22-2640650
   --------------                ------------              --------------
  (State or other                (Commission             (I.R.S. Employer
  jurisdiction of                File Number)           Identification No.)
  incorporation)


          101 Columbia Road
           P.O. Box 4000
       Morristown, New Jersey                                  07962-2497
  ----------------------------------------                    ------------
  (Address of principal executive offices)                     (Zip Code)


  Registrant's telephone number, including area code:  (201) 455-2000

Item 9.   Sales of Equity Securities Pursuant to Regulation S.
          ----------------------------------------------------

     On December 4, 1997, in reliance on Regulation S and pursuant to an established employee stock purchase plan, CIBC Wood Gundy plc purchased 457 shares of AlliedSignal Inc. common stock on the London Stock Exchange on behalf of foreign nationals domiciled abroad and employed by affiliates of the Registrant. The shares were purchased at a price of $38.9375 per share, for a total price, including commissions, of $17954.39.

     On December 10, 1997, in reliance on Regulation S and pursuant to an established employee stock purchase plan, CIBC Wood Gundy plc purchased 1388 shares of AlliedSignal Inc. common stock on the London Stock Exchange on behalf of foreign nationals domiciled abroad and employed by affiliates of the Registrant. The shares were purchased at a price of 23.60 pounds sterling per share, for a total price, including commissions, of 33,002.48 pounds sterling.

                            SIGNATURES
                            ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AlliedSignal Inc.
                                   (Registrant)



Date:  December 18, 1997           By:/s/ Peter M. Kreindler
                                   -----------------------------
                                   Peter M. Kreindler
                                   Senior Vice President,
                                   General Counsel and Secretary